UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 24, 2017

AppFolio, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-37468	26-0359894
(Commission File Number)	(IRS Employer Identification Number)

50 Castilian Drive
Santa Barbara, CA 93117
(Address of principal executive offices)

Registrant’s telephone number, including area code: (805) 364-6093

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
2017 Cash Bonus Plan
On February 24, 2017, the Board of Directors (the “Board”), upon recommendation of the Compensation Committee of the Board (the “Committee”) of AppFolio, Inc. (the “Company”), adopted a short-term cash incentive plan (the “Cash Bonus Plan”) that will be utilized to calculate the cash bonuses that may become payable to Brian Donahoo, the Company’s President and Chief Executive Officer, Ida Kane, the Company’s Chief Financial Officer, Jonathan Walker, the Company’s Chief Technology Officer and Jason Randall, SVP, AppFolio Property Manager (together, the “Executive Officers”).
The Cash Bonus Plan is intended to reward participants for the Company’s achievement relative to a pre-established target related to free cash flow for fiscal year 2017 (the “2017 Financial Performance Target”). For Messrs. Donahoo and Randall and Ms. Kane, the cash bonus amount will be based 100% on the Company’s achievement relative to the 2017 Financial Performance Target. For Mr. Walker, the cash bonus amount will be based 50% on the Company’s achievement relative to the 2017 Financial Performance Target, and 50% on the achievement of individual MBOs. The target cash bonus amount for each Executive Officer under the Cash Bonus Plan is $100,000 (“Target Cash Bonus Amount”).
The actual cash bonus amount payable to each Executive Officer pursuant to the Cash Bonus Plan will be determined based on the Company’s achievement relative to the 2017 Financial Performance Target (and, in the case of Mr. Walker, achievement with respect to the individual MBOs) as follows:

•	For Company performance equal to or greater than 150% of the 2017 Financial Performance Target, 150% of the Target Cash Bonus Amount will be earned.

•	For Company performance equal to 100% of the 2017 Financial Performance Target, 100% of the Target Cash Bonus Amount will be earned.

•	For Company performance below 90% of the 2017 Financial Performance Target, no cash bonus will be earned.

•	For Company performance between 90% and 150% of the 2017 Financial Performance Target, the cash bonus will be determined by reference to a sliding payout scale approved by the Committee.
Long-Term Equity Incentive Awards
On the same date, the Board, upon recommendation of the Committee, approved the grant of incentive stock options under the Company’s 2015 Stock Incentive Plan to each of Ms. Kane and Mr. Randall in the amount of 66,000 shares (the “Performance Options”). The Performance Options were granted with an exercise price equal to the closing price of the Company’s Class A Common Stock on the NASDAQ Global Market on the date of grant, and are exercisable for shares of Class A Common Stock. The Board did not approve the grant of Performance Options to the other Executive Officers as it believes such persons already own a substantial number of outstanding shares of the Company’s capital stock, which serves to align their interests with those of the Company’s stockholders.
The actual number of Performance Options that are subject to vesting, if any, will be determined by reference to the Company’s achievement relative to a pre-established target related to free cash flow for fiscal year 2019 (the “2019 Financial Performance Target”) as follows:

•	For Company performance at or above 165% of the 2019 Financial Performance Target, 100% of the Performance Options will vest.

•	For Company performance at 100% of the 2019 Financial Performance Target, approximately 61% of the Performance Options will vest.

•	For Company performance below 80% of the 2019 Financial Performance Target, no Performance Options will vest.

•	For Company performance between 80% and 165% of the 2019 Financial Performance Target, the vesting percentage will be determined by reference to a sliding vesting scale approved by the Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AppFolio, Inc.

Date: February 28, 2017	By:	/s/ Ida Kane
Name: Ida Kane
Title: Chief Financial Officer